Exhibit 10.6

COAL MINING LEASE

THIS COAL MINING LEASE (the “Lease”), made this 1st day of June, 2016, (the “Effective Date”) between Alcoa Fuels, Inc., an Indiana corporation of 4700 Darlington Road, Newburgh, Indiana 47630 (“Lessor”), and Armstrong Coal Company, Inc., a Delaware corporation, with an address of 405 Brown Road, Madisonville, Kentucky 42431 (“Lessee”).

WITNESSETH:

That for and in consideration of the promises and undertakings herein contained, Lessor does hereby exclusively demise, lease and let unto Lessee, its successors and assigns, all of its right, title and interest in and to the No. 6 coal, and all coal lying above the No. 6 coal, underlying the following described real estate, and the right to enter in, upon and under the herein demised real estate for the purpose of mining and removing therefrom said coal which can be commercially mined and removed by underground method of mining (now known or hereafter developed), within and underlying the land, situated in Webster and Union Counties, Kentucky, more particularly described in

Exhibit A

and containing approximately 20,000 acres of coal and 1,500 acres of surface, more or less (hereinafter called the “Leased Premises”),

TOGETHER with the right to mine and otherwise to develop, survey, work and process for market said coal by any method or machinery now or hereafter employed, including the free and uninterrupted right and right-of-way into, upon, over, across, under and through the Leased Premises at such points and in such manner as may be convenient or necessary for the purpose of all operations, in connection with coal herein leased and other coal now owned or hereafter acquired by Lessee in the General Mining Area (defined below), and in the No. 6 seam of coal and in the strata above the same, including, but not limited to, (i) the transportation of personnel, supplies, equipment, coal, soils, refuse, and other materials, whether originating from the Leased Premises or other lands, (ii) the right to explore, test, drill, dig, mine, drain, ventilate, extract, transport, process and carry away the coal, (iii) the right to erect and maintain on the Leased Premises such buildings, tipples, processing plants, shafts, engines, machinery, appliances, devices, wells, roadways, railroad tracks, powerlines, pipelines, dams, ditches, water and slurry impoundments, and all other structures and improvements necessary or convenient to said operations, without being required to leave or provide subjacent or lateral support to the overlying strata or surface or anything therein, thereon or thereunder, including structures or improvements now or hereafter erected thereon, (iv) the right to stockpile, store, process, ship, backfill, market (without limitation) or permanently dispose of, on, under the Leased Premises, coal, lignite, water, earth, coal preparation waste and slurry, but excluding the right to dispose of any other substance, including without limitation, flyash, bottom ash, scrubber sludge or any other coal combustion product, (v) the right to use any water located upon or below the Leased Premises and to appropriate, develop, consume, drain and dispose of all water on, under and appurtenant to the Leased Premises, including the right to alter drainage patterns on the Leased Premises and other lands in the General Mining Area (defined below) as may be permitted by law; and (vi) the right to subside the surface of the Leased Premises without liability to Lessor, EXCEPT that any slurry impoundment facility must be approved by Lessor in writing prior to construction or expansion, and such consent shall not be unreasonably withheld.

For the consideration aforesaid, Lessor does hereby covenant to WAIVE AND RELEASE all surface damage, damages to subsurface strata, damages and other damages of any sort howsoever caused by or arising from the removal of the coal or arising from any physical conditions now present or which may hereafter develop in, about or above the same and, if in connection with operations hereunder. Use of the terms “other coal now owned or hereafter acquired” includes ownership of coal, leasehold of coal, license to remove coal or any other right in any form which enables Lessee to mine such coal; it is the intention that all rights granted hereunder shall apply to the mining of coal on other lands and shall survive so long as mining operations are continued on the Leased Premises or on any lands located within the General Mining Area described below.

All rights granted by Lessor above, in Paragraph 17, and elsewhere in this Lease are granted only insofar as Lessor owns sufficient interest in the Leased Premises to grant such rights. All grants are subject to rights-of-way, easements and other rights appearing of record, apparent on the premises or disclosed to Lessee prior to the Effective Date.

TO HAVE AND TO HOLD the Leased Premises for a term commencing on the Effective Date and extending through June 1, 2021 (the period of time extending from the Effective Date through the fifth anniversary of the Effective Date being sometimes called the “Primary Term” herein), and so long thereafter as any recovery of coal herein leased, or any of the mining operations described in and permitted by the preceding paragraphs, are being conducted in, on or under the Leased Premises or the area described or shown on Exhibit B (referred to herein as the “General Mining Area”), or until all reclamation activities related thereto have been completed.

IN CONSIDERATION WHEREOF, the parties hereto covenant and agree as follows:

1. LESSEE TO COMPLY WITH LAWS. (a) Lessee shall conduct its operations on the Leased Premises in a workmanlike and prudent manner, and shall, at all times, comply with all applicable laws, rules, regulations and requirements now and hereafter in effect. Lessor hereby grants Lessee the authority to take whatever actions are necessary on the Leased Premises in order to comply with said laws, rules and regulations. Lessee shall completely reclaim the Leased Premises. Such obligation to reclaim the Leased Premises shall be in addition to, and completely independent of, Lessee’s obligation to pay royalties as provided herein. Lessor further agrees that, subject to subparagraphs (b) and (c) below, Lessee’s sole responsibility for the reclamation of the Leased Premises shall be to comply with the requirements set forth in all applicable federal, state and local laws, rules and regulations or other requirements now and hereafter in effect. Lessee shall be solely responsible for obtaining all necessary permits and authorization for its reclamation activities.

(b) Reclamation of woodlands, where required, shall be by planting of oak, hard maple, ash or other commercial hardwood species of tree (and other tree species if required by state or federal regulatory agencies.)

(c) All reclamation plans must be approved in writing by Lessor which may impose changes, provided that (a) such changes comply with applicable state or federal statutes, rules and regulations and (b) do not cause any substantial increase in reclamation costs (unless Lessor agrees to pay for a substantial increase in costs).

2. EARNED ROYALTIES. (a) Lessee shall deliver to Lessor, in kind and in lieu of the payment of a royalty in cash, Six percent (6%) of all merchantable coal mined from the Leased Premises, if any, which coal shall be: (i) washed and processed in the same manner as washed and processed coal which is shipped from the mine to third party purchasers and (ii) delivered f.o.b., rail(, barge) or truck, the mine. If delivered by rail car (or barge), the loading rate shall be consistent with Lessor’s rail (or barge) contracts. Freeze conditioning shall be applied when requested by Lessor or its transportation contractor at Lessor’s cost. Delivery shall be in the quantities and at the times designated by Lessor, but Lessee shall not be required to store coal for delivery to Lessor for more than three (3) consecutive months at a time. If more than one manner of washing or process is used for the coal by Lessee, then the in kind royalty shall be washed and processed in the manner selected by Lessor. Lessee may deliver coal from another source as in kind royalty so long as it meets the minimum standards set forth in Exhibit C (the “Minimum Standard”).

(b) The minimum royalty per calendar year (prorated for partial calendar years) is delivery of 60,000 tons of coal from the Leased Premises or from another source meeting the Minimum Standards, beginning two years from the date of receipt of all necessary mining permits and the expiration of any right of challenge to the issuance of such permits, but no later than June 1, 2019. This obligation to deliver the minimum royalty shall terminate when both (i) all tons of coal have been mined from the Leased Premises pursuant to the Mine Plan (defined hereinbelow), and (ii) all royalties owed thereon, whether in kind or in cash, have been paid to Lessor.

(c) At any time subsequent to June 1, 2017 and at various times thereafter, Lessor may elect to temporarily receive all or part of the earned royalty in cash rather than in kind,. Each election shall be effective thirty (30) days after delivery of notice to Lessee.

(d) For time periods when Lessor elects to receive any of the earned royalty in cash, Lessee shall pay to Lessor on or before the 28th day of each calendar month (“Month”) any earned royalty for all coal mined, sold and shipped from the Leased Premises, or consumed in synthetic fuel facilities on the mine site, during the preceding Month for such preceding Month in an amount equal to six percent (6%) of the Gross Realization, as hereinafter defined. No earned royalty shall be paid for coal refuse, including without limitation coal slurry deposited in cleaning slurry ponds, but if such refuse is sold by Lessee, Lessor shall be entitled to a royalty of three percent (3%) of the sale price of such material.

(e) Measurement of weights for purposes of computing the earned royalties shall be in the case of such coal (i) shipped by rail, determined by the rail carrier in accordance with its customary practices employed for invoicing such shipments, (ii) delivered other than by rail, determined by Lessee by use of accurate scales or (iii) commingled with other coal not mined from the Leased Premises, determined by an accurate system of weights and measurements commonly used in the bituminous coal industry. If (i) through (iii) are not applicable (e.g., coal is stored by Lessee and not delivered), measurement of weights for purposes of computing the earned royalties shall be by such other accurate means as may be commonly used in the industry.

(f)    As used in this Lease, the following terms shall have the following respective meanings:

“Gross Realization” shall be the “Average Gross Sales Price” per ton of coal actually mined, removed, sold and shipped from the Leased Premises during any month which shall be an amount equal to the total gross proceeds from all such sales of such coal (excluding sales to affiliates or otherwise not arms length transactions) during such month divided by the total number of tons of such coal, except that deductions shall be made from the total gross proceeds for the following items to the extent included in such total gross proceeds (i) any tax assessed upon or measured by the production of such coal, the severance thereof from the Leased Premises, or the sale thereof, (ii) any royalty, assessment, levy or charge upon the mining, extracting or removing of such coal made for the purpose of providing health and/or welfare (including, without limitation, black lung) benefits for any employees of Lessee, its successors or assigns, or other persons similarly employed by the coal mining industry, pursuant to any applicable law, rule, regulation or contract of employment covering such employees and/or such other persons, and (iii) transportation or delivery costs incurred by Lessee in transporting such coal from the tipple at which such coal is processed to point of sale.

“Mine Plan” shall mean the mining plan proposed by Lessee and approved by Lessor. The Mine Plan shall be agreed upon by Lessor and Lessee and shall identify all portions of the Leased Premises to be mined and shall include the number and location of No. 6 coal acres and No. 9 coal acres comprising the Leased Premises. Lessee agrees, within ten (10) days following a request from Lessor, to execute any document(s) necessary and otherwise to release all portions of the Leased Premises not to be mined under the Mine Plan.

“Ton” shall mean a ton of 2,000 pounds avoirdupois. Measurement of weights for purposes of computing the “Average Gross Sales Price” of coal mined from the Leased Premises shall be per Paragraph 2(e).

3. ANNUAL RENT. Lessee covenants and agrees to pay to Lessor an annual rent (“Annual Rent”) of 10,000 tons of coal, delivered f.o.b. barge, the mine, or to such other location mutually agreed to by Lessor and Lessee. Annual Rent for the first lease year shall be delivered to Lessor on or before June 1, 2017, provided, however, that no Annual Rent shall be due or owing during the first lease year if Lessee elects to terminate this Lease prior to December 1, 2017. All Annual Rent after the first lease year shall be due and delivered in full on or before December 1 of each subsequent year during the term of this Lease. Once Lessee commences mining on the Leased Premises and pays Lessor the minimum royalty equivalent of 60,000 tons of coal (as described in paragraph 2(b)), no further payments of Annual Rent shall be due. Annual Rent shall be of a quality equal to the minimum standards set forth on Exhibit C. Annual Rent shall not be recoupable against earned royalty set forth in Section 2 of this Lease.

4. DILIGENT PURSUIT OF MINING PERMIT. Lessee shall diligently pursue all permits necessary for the mining of the Leased Premises and must have obtained mining permits for and bonded the #9 portal, the #6 portal, the overland conveyor corridor and conveyor system, and the coal preparation plant by December 1st, 2017. If Lessee has not obtained the required permits and posted the bonds in accordance with this paragraph, and has not otherwise elected to terminate this Lease, then an additional rent of Two Hundred Fifty Thousand Dollars ($250,000) shall be paid to Lessor on January 1st, 2018 (one month later), and an identical amount shall be paid to Lessor on each 6 month anniversary thereafter until such permit application is submitted; (such payments being herein referred to as “Additional Rent”). Additional Rent shall not be recoupable against earned royalty set forth in Section 2 of this Lease.

5. RECORDS, MAPS AND ACCOUNTS. Lessee shall furnish to Lessor, on or before the 28th day of each month, a complete and accurate statement showing the quantity of coal mined, removed, shipped and sold from the Leased Premises, together with a statement showing the earned royalty due by such day or delivered in kind. Unless either party hereto shall give notice to the other of a dispute or question with respect to such statement within one (1) year from the date the same is delivered to Lessor, such statement shall be final and binding upon the parties hereto, except in cases of fraud which shall be governed by the applicable limitations acts. Lessor shall, at all reasonable times and upon at least three (3) days’ prior written notice to Lessee, at Lessor’s sole cost, have access to those books, maps and records of Lessee reasonably necessary to accurately determine the Tons of coal mined and sold by Lessee from the Leased Premises and the earned royalties due to Lessor.

6. TAXES. Lessee covenants and agrees that during the Lease Term, Lessee will pay all taxes assessed upon or levied against the Leased Premises (including ad valorem) and all taxes assessed upon or levied against all improvements, machinery, equipment or other property of Lessee installed or placed in or upon the Leased Premises by Lessee. Lessor shall provide to Lessee all real estate tax statements within thirty days of receipt and Lessee shall pay the same on or prior to the date due. Payments by Lessee of ad valorem taxes assessed against Lessor shall be fully recoupable by Lessee from Earned Royalties thereafter due.

7. INDEMNIFICATION. Lessee shall pay, at its own cost and expense, all wages, worker’s compensation claims, claims for material, equipment and supplies contracted for by Lessee in connection with its operations and use of the Leased Premises and shall not permit any mechanics lien or other claims against the Leased Premises to remain a cloud on Lessor’s interest for more than sixty (60) days. Lessee hereby agrees to indemnify, protect, defend, save and hold harmless Lessor, its officers, directors, shareholders, employees, representatives, subsidiaries and affiliated companies (collectively “Indemnitees”), from and against any and all liabilities, costs, claims, penalties, forfeitures, demands, suits or causes of action in law or in equity and the costs and expenses incident thereto (including costs of defense, settlement, and attorneys’ fees, including the costs of attorneys in the employ of Indemnitees) which Indemnitees may suffer, incur, become responsible for or pay out as a result of death or bodily injuries to any person, destruction, loss or damage to any property, real or personal, contamination of or adverse effect on the environment, or violation or alleged violation of federal, state, or local law, rule regulation, ordinance, order, decree, decision, restriction, permit or license, caused by or resulting from the negligence or willful acts or omissions of Lessee, subcontractors or materialmen under the Lease, or the representatives, agents, employees, or invitees of any of them, as a consequence of or in any manner connected with performance of the Lease, except to the extent caused by any act, omission or negligence of any Indemnitee. With respect to claims against Lessor by Lessee’s employees, Lessee agrees to, and herein does, expressly waive its immunity, as a complying employer under Worker’s Compensation law, for any and all acts of negligence, whether passive or active, but only to the extent that such immunity would bar or affect recovery under or enforcement of this indemnification obligation. This waiver shall apply to any immunity conferred upon an employer by any state’s constitution or Workers’ Compensation laws with respect to liability for claims asserted against a third party by Lessee’s employee. Nothing contained in the Lease will obligate lessee to indemnify Indemnitees from any claim which may arise from the sole negligence or the willful actions or inactions of the Indemnitees. This indemnification provision is in addition and cumulative to any other right of indemnification or contribution which any of the Indemnitees may have at law, in equity, or otherwise, and will survive completion of the Lease. Lessor shall have the right, but not the obligation, to inspect the property at all times in order to confirm that Lessee is in compliance with all environmental laws; provided, however, that Lessor shall have no control over any such compliance or over any mining operations.

8. TITLE; LESSER INTEREST. Lessor does not warrant title to the Leased Premises, except that Lessor warrants that it has not created or suffered any lien or encumbrance against the Leased Premises other than real estate taxes not yet due and payable. During the term of this Lease, Lessor shall not impair or suffer by act or omission any impairment of its title to the Leased Premises which would interfere with Lessee’s exercise of its rights under this Lease. Lessor agrees that Lessee, at its option, may discharge any tax, mortgage or other lien or encumbrance suffered or permitted upon or against the Leased Premises and that any expenses incurred by Lessee in connection therewith may be credited against amounts then or thereafter due Lessor hereunder. Lessor shall cooperate with Lessee in resolving any title problems affecting the Leased Premises. Lessor shall provide to Lessee, at Lessee’s request, such abstracts of title and title insurance policies as are available to Lessor, but all additional title information shall be acquired at the cost of Lessee.

Lessor also represents and warrants that there is no claim, legal action, suit, proceeding, arbitration, dispute, governmental investigation or administrative proceeding, nor any order, decree, or judgment, pending or in effect, or, to Lessor’s knowledge, threatened, against or affecting (i) the Leased Premises, (ii) the ability of Lessor to execute this Lease, or (iii) the accuracy and completeness of any representation and warranty of Lessor made herein.

Prior to conducting any mining operations on any part of the Leased Premises, Lessee shall obtain a title opinion indicating that it has the rights to conduct such operations on that part.

If Lessor owns an interest in any portion of the Leased Premises less than the entire coal estate therein, the earned royalties shall be paid to Lessor, with regard to that portion, only in the proportion that Lessor’s actual interest in that portion bears to the entire estate therein.

This Lease shall extend to the successors, sublessees and assigns of the parties hereto, but no change in or division of the ownership of the Leased Premises or royalties payable hereunder, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee hereunder and no such change or division shall be binding upon Lessee for any purpose until Lessee has been furnished with a duly recorded written instrument or instruments evidencing and effecting the same. In the event of any question or dispute as to ownership of, or mining rights to, the Leased Premises or as to royalties or other sums payable hereunder, all cash royalties and other cash payments due Lessor hereunder may be held in a non-interest bearing escrow account by Lessee until such dispute is finally resolved. Any sums so held in escrow by Lessee shall be deemed payment of earned royalties or other sums due hereunder.

9. POSSESSION. Lessor may retain possession of the Leased Premises until such time that Lessee determines, in its sole discretion, that possession of the Leased Premises, or a portion thereof, is necessary or desirable for its mining operations. Lessee shall notify Lessor of such determination by providing Lessor with thirty (30) days prior written notice thereof. As of the date specified in such notice, Lessor’s right to farm or otherwise occupy the Leased Premises or such designated portion shall terminate and Lessor shall thereupon yield exclusive possession of the Leased Premises or such designated portion to Lessee, subject to the provisions of Paragraph 24 below. In the event that (i) as of the date Lessee gives any such notice to Lessor there are any crops planted but not harvested from the Leased Premises or such designated portion, and (ii) Lessor would not be able to harvest such crops prior to the date specified in the notice, Lessee shall pay to Lessor the value of such crops. In the event the parties hereto are unable to agree upon the value by the time of possession by Lessee, each party shall select an appraiser and the two appraisers selected shall agree upon a fair value for such crops; provided, however, that in the event the two appraisers cannot so agree within 30 days after their selection, they shall select a third appraiser and the decision of the majority of the appraisers shall be binding upon both parties hereto. Notwithstanding the foregoing, the payment of the agreed upon amount or fair value as determined by the appraisers shall not be a condition precedent to Lessee’s right to immediate possession of the Leased Premises or such designated portion on the date specified in the written notice.

10. NOTICES; PAYMENTS. Notices and other communications required or permitted to be made or given hereunder shall be in writing and shall be delivered (a) personally; (b) by depositing the same, postage prepaid, in the United States Mail, (first class, certified or registered (return receipt requested)), or (c) by private express or other delivery service, at the respective addresses of the parties set forth hereinabove; provided, however, that either party hereto may from time to time change such address by giving written notice, delivered as aforesaid, of the new or changed address. Notice by facsimile (fax), electronic mail or by any other method not authorized above shall not constitute notice. The day upon which any such notice shall have been received by the party to whom it is addressed or delivered shall constitute the date such notice was given and the first day of any subsequent period herein provided for response to such notice.

All payments shall be made by wire transfer of immediately available funds according to wiring instructions provided by Lessor, or by automated clearinghouse, if so elected by Lessor. All payments shall be made by Lessee to Lessor by the date specified in this Lease. In the event that there is a good faith dispute between Lessor and Lessee regarding any amounts owed hereunder from time to time, Lessee shall make payment when due of all amounts not in dispute and, within ten (10) days of resolution of any dispute, it shall pay all additional amounts owed to Lessor with interest at the then effective prime commercial lending rate per annum announced by Citibank from time to time, at its principal office in New York City.

11. LESSEE’S RIGHT TO SURRENDER OR TERMINATE LEASE. (a) Upon payment of the termination fee set forth in subparagraph (b) below, Lessee shall have the right at any time, and from time to time, during the Lease Term to execute and deliver to Lessor and file for record in the official records of the county or counties where the Leased Premises are located, a release or releases covering all or any portion of the Leased Premises and from and after the date of such release all its obligations and liabilities in respect to such properties shall terminate, except that if mining has occurred on the surrendered property then Lessee shall (a) pay any royalty due by reason of mining prior to the release and (b) comply with all reclamation laws and regulations applicable to the released property. Recording shall be considered delivery to Lessor. A partial release shall not affect the amount of minimum earned royalties to be paid or delivered to Lessor.

(b) In the event Lessee terminates this Lease prior to June 1, 2021, then Lessee will pay to Lessor a fee (“Termination Fee”) as follows:

(i) For a termination on or after the Effective Date but before December 1, 2017, there shall be no Termination Fee.

(ii) For a termination on or after December 2, 2017, but before December 1, 2018, the Termination Fee shall be Twenty Dollars ($20.00) per coal acre in the Leased Premises.

(iii) For a termination on or after December 2, 2018, but before December 1, 2019, the Termination Fee shall be Thirty Dollars ($30.00) per coal acre in the Leased Premises.

(iv) For a termination on or after December 2, 2019, but before December 1, 2020, the Termination Fee shall be Forty Dollars ($40.00) per coal acre in the Leased Premises.

(v) For a termination on or after December 2, 2020, but before June 1, 2021, the Termination Fee shall be Fifty Dollars ($50.00) per coal acre in the Leased Premises.

For purposes of this subparagraph (b), the parties agree that the Leased Premises consists of 15,000 coal acres. Neither Annual Rent nor Additional Rent shall be recoupable against the Termination Fee.

12. NO IMPLIED COVENANTS WITH RESPECT TO MINING. Except for the diligent pursuit of a mining permit, as required by Paragraph 4, Lessee has no obligation, implied or express, to commence exploration, development or mining upon the Leased Premises, to diligently prosecute mining operations once such mining has commenced or to mine any coal which Lessee deems not to be merchantable or economically mineable or which it otherwise, in Lessee’s sole discretion, decides not to mine, it being expressly understood that the payment of Annual Rent compensates Lessor for any such failure.

13. FORCE MAJEURE. Lessee shall not be deemed to be in default for any failure to perform or observe any of the terms, conditions, provisions, obligations or covenants to be performed or observed by it hereunder other than payment or delivery of minimum earned royalties, during periods in which such performance or observance is prevented by any event reasonably beyond Lessee’s control (any such event being herein called “Force Majeure”), including, without limitation, fire, flood, windstorm, other damage from the elements, strike, riot, unavailability of transportation or necessary equipment, actions of governmental authority, acts of God and acts of the public enemy, provided that such Force Majeure is eliminated insofar as possible and economically practicable with all reasonable dispatch. The Lease Term shall be extended, unless sooner terminated by Lessee, for a period equal to any period of Force Majeure. Lessee shall notify Lessor of the beginning and ending date of each period of Force Majeure.

14. WAIVER, MODIFICATION OR AMENDMENT. No failure or delay on the part of either Lessee or Lessor in exercising any of such party’s respective rights hereunder upon any failure by the other party to perform or observe any condition, covenant or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any of such rights preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver, release, modification or amendment of any of the terms, conditions or provisions of this Lease shall be valid or effective unless the same is in writing, duly executed by Lessor and Lessee.

15. DEFAULT. In the event Lessee shall fail to make any cash payment at the time the same is due and payable hereunder, and such default shall continue for a period of 30 days after written notice thereof shall have been given to Lessee by Lessor (10 days after such written notice in the case of Annual Rent due under Paragraph 3), or if Lessee shall otherwise be in default and such default shall continue for a period of 60 days after written notice thereof shall have been given to Lessee by Lessor, Lessor shall have the right to terminate this Lease by giving written notice of such termination to Lessee and such termination shall be effective immediately or upon such later date as specified in the notice, and Lessor shall retain all sums previously paid hereunder. Provided, however, for all matters other than a failure to pay Annual Rent due under Paragraph 3 above, if Lessee in good faith disputes that it is in default hereunder, Lessee shall so notify Lessor in writing within 30 days after receiving the notice of default from Lessor and, in that event, the foregoing 30 day or 60-day period, as the case may be, shall begin on the date either (a) Lessor and Lessee resolve such dispute or (b) a final judicial determination is rendered with respect to the default hereunder as specified in Lessor’s notice to Lessee. In the event of a dispute, Lessee shall pay all amounts determined to be due and owing upon resolution of the dispute, or a final determination, as the case may be, with interest thereon at the then effective prime commercial lending rate per annum announced by Citibank from time to time, at its principal office in New York City. Termination by reason of default shall not relieve Lessee of (a) Lessee’s obligation to pay all sums or in kind deliveries due Lessor for coal mined prior to termination, (b) Lessee’s obligation to pay all other sums which are otherwise due Lessor, (c) any obligation which Lessee has incurred by reason of its activities on the property (by way of example and not limitation, the obligation to report and the obligation to reclaim) or (d) any additional obligation to Lessor by reason of Lessor’s default.

16. USE, DEVELOPMENT AND DISPOSITION OF CERTAIN MINERAL INTERESTS. The rights hereby granted to Lessee shall not include mining rights with respect to any seam of coal below the No. 6 seam of coal, coal bed methane, coal mine methane in old works, or oil or gas. Except as provided in recorded mineral leases entered into prior to the date of this Lease, Lessor agrees that any operations to remove coal bed methane, oil, gas or other mineral not herein leased to Lessee shall not interfere with the existing or contemplated coal mining operations of Lessee hereunder, and Lessee is hereby given the sole discretion to determine whether such operations interfere or will interfere with the coal mining operations of Lessee; provided, however, that Lessor may develop without restriction, coal bed methane production from coal seams below the No. 6 coal so long as (a) plastic, ceramic or other similar casing is used to facilitate mining through well sites and (b) any well site will be timely plugged if Lessee deems it necessary to mine through such site.

17. CHANGING BOUNDARIES. If a water-course constitutes a boundary of the Leased Premises, then any land contiguous to such boundary, which is at any time and from time to time acquired by Lessor by accretion or reliction, shall be included in the Leased Premises; likewise, any such land lost by Lessor by avulsion shall be excluded from the Leased Premises at such time.

18. EXPLORATION RIGHTS. Notwithstanding anything contained herein to the contrary, Lessee, prior to taking exclusive possession of the Leased Premises for its mining operations, shall have the right to enter into, upon, over, across and through the Leased Premises at any time, and from time to time, to examine, explore, prospect, drill, test and evaluate as it deems appropriate all of the Leased Premises for coal and substances mixed with the coal, using such persons, tools, machinery and equipment as Lessee may deem necessary or convenient for the purpose of determining whether such coal exists; provided, however, that prior to the movement of drilling equipment onto any of the Leased Premises, Lessor shall be notified of such exploration activities by Lessee; and, provided further, however, that upon completion of such exploration, all drill holes shall be plugged in accordance with applicable state and federal laws, rules and regulations.

In the event there are growing crops on the Leased Premises which are damaged or destroyed by Lessee’s exploration, drilling or other activities on the Leased Premises, Lessee shall pay the fair market value of such damaged crops to Lessor. In the event the parties hereto are unable to agree upon the value within 30 days of completion of exploration activities, each party shall select an appraiser and the two appraisers selected shall agree upon a fair value for such crops; provided, however, that in the event the two appraisers cannot so agree within 30 days after their selection, they shall select a third appraiser and the decision of the majority of the appraisers shall be binding upon both parties hereto.

19. IMPROVEMENTS. At such time as Lessee shall require all or a portion of the Leased Premises for its mining operations, Lessee shall have the right to remove or destroy any or all improvements situated thereon, at Lessee’s expense, whether constructed prior to or subsequent to the date of this Lease; provided, however, that any rail now located on the Leased Premises shall be returned to Lessor in substantially the same condition as it is on the Effective Date and further, that the maintenance shop, office, warehouse and any other existing structures, if used by Lessee, shall be returned to Lessor in substantially the same condition as found and any structure hereafter built on the Leased Premises shall be removed only if necessary for mining purposes or if requested by Lessor. Unless otherwise agreed to in writing by Lessor, all such improvements, including the maintenance shop, office and warehouse shall be insured by Lessee against fire and other hazards in an amount equal to their replacement value.

20. SURRENDER OF POSSESSION AND REMOVAL OF EQUIPMENT. At such times as Lessee has received the release of all bonds, security deposits and other funds or indemnity documents pertaining to the mining and reclamation of the Leased Premises then, within ninety (90) days following such release, Lessee shall surrender possession of the Leased Premises to Lessor. Lessee shall be permitted during the period of twelve (12) months following the termination or surrender of this Lease, or any part thereof, to remove any improvements, structures, fixtures, machinery, equipment and supplies or other property from the Leased Premises, or that portion of the Leased Premises, as the case may be.

21. CONDUCT AND SUSPENSION OF OPERATIONS. (a) Lessee shall conduct all operations in a workmanlike manner and shall not waste any coal or render any coal more difficult to mine unless required by prudent operation, taking into account Lessor’s interest in the entire Leased Premises.

(b) Suspension of actual mining operations by Lessee during the Primary Term shall be without prejudice to (i) its rights to resume operations on the Leased Premises, or (ii) any of the rights of Lessee to continue occupation and use of the Leased Premises in connection with its mining operations upon any other adjacent, neighboring or coterminous lands, or lands within the General Mining Area.

(c) In the event that Lessee decides to suspend or abandon mining, whether during or after the Primary Term, Lessee shall give prior written notice to Lessor not less than thirty (30) days prior to the effective date of suspension or abandonment. Lessee shall have, and agrees to assume the full cost and expense of, for no additional consideration, the duty to preserve and maintain the mine for an additional ninety (90) days from the effective date of suspension or abandonment, as may be reasonably necessary for the mine to remain a working mine, and otherwise, in compliance with all applicable federal, state and local laws, rules and regulations. The obligation to preserve and maintain the mining as provided in the preceding sentence shall terminate when both (i) all tons of coal have been mined from the Leased Premises pursuant to the Mine Plan and (ii) all royalties owed thereon, whether in kind or in cash, have been paid to Lessor.

22. PARTITION. In the event Lessor owns less than a fee simple absolute interest in the whole of the surface or coal estate of the Leased Premises, Lessor shall, at Lessee’s request, bring any partition or other suit deemed advisable by Lessee in order to secure all interest necessary or reasonably convenient for mining. Lessee shall pay the costs of said action, including attorney fees, court costs, abstracting and other expenses associated therewith. Lessor shall cooperate with Lessee in such action and will be available at reasonable times for consultations, appearance for depositions, appearance in court and other as may be necessary or convenient for the furtherance of said action. If Lessor purchases additional interests at a partition sale under this Paragraph 21, then such interests shall be subject to this Lease. Lessee is authorized to purchase the Leased Premises at a partition sale. If, as a result of a partition sale requested by Lessee, Lessor no longer holds any interest in any part of the Leased Premises, then this Lease shall terminate as to that part. If, as a result of a partition sale requested by Lessee, Lessor owns a fractional interest in either the coal or surface estate, then the lesser interest clause in Section 7 shall apply.

23. ASSIGNMENT. This Lease may be assigned by Lessor, in whole or in part. Lessee may not assign this Lease, or sublease any part of the Leased Premises, to any entity other than an affiliate without the written consent of Lessor, which consent shall not be unreasonably withheld and may be conditioned upon (a) demonstration of financial ability to perform by the proposed assignee, (b) a guarantee of the assignee’s performance by Lessee, (c) other reasonable conditions which protect the interests of Lessor or (d) any combination of (a) (b) and (c).

Lessee may assign this lease to an affiliate without the consent of Lessor; provided, however, in the event of such assignment to an affiliate, Lessee shall remain jointly and severally liable for all of the obligations contained herein notwithstanding such assignment. An affiliate is defined as any entity which controls at least 50% of beneficial interest of Lessee (“Controlling Entity”) or any entity the beneficial interest of which is at least 50% controlled by Lessee or a Controlling Entity.

24. INSURANCE. Lessee shall procure and maintain at its own cost and expense the following types of insurance coverage, written by an insurance company with a Best’s Guide Rating of at least A- or comparable from a similarly recognized rating agency:

Worker’s Compensation insurance to satisfy statutory requirements of the laws of the state or governmental authority under which the work is performed. The policy shall be endorsed to include coverage under the Federal Coal Mine Health and Safety Act, as amended.

Employer’s Liability Insurance covering the common law liability of an employer to an employee with limits of not less than Five Million Dollars ($5,000,000) for bodily injury by accident and by disease;

Commercial General Liability insurance for bodily injury and property damage written with a combined single limit of not less than Twenty Five Million Dollars ($25,000,000.00) per occurrence. Coverage shall include but not be limited to premises, independent contractors, products and completed operations, contractual liability, underground resources and pollution liability. The applicable insurance policy exclusions for collapse, explosion and underground hazards shall be deleted [XCU coverage]. The policy shall not contain a mining limitations endorsement.

Automobile Liability Insurance for bodily injury and property damage for all owned, non-owned and hired vehicles to satisfy the law where the vehicle is being operated or with combined limits of not less than U.S. Five Million Dollars ($5,000,000) per accident, whichever is greater.

Lessee may satisfy the insurance requirements of this Lease with any combination of primary and umbrella/excess insurance policies.

All of Lessee’s liability insurance policies shall be written on an occurrence-based policy form, and Lessor will be named as an additional insured on all of Lessee’s liability insurance policies. The insurance shall contain a waiver of subrogation in favor of Lessor and provision for a 30-day notice of cancellation or material change to Lessor. Lessee shall provide Lessor with certificates to evidence all insurance required hereunder on or before the Effective Date of the Lease and not later than 10 days prior to the expiration of any insurance policy.

The requirements in this Insurance Section are separate and distinct from any other obligations of Lessee under this Lease.

25. LESSEE PROPERTY. Lessee assumes the risk of loss for all Lessee owned, leased or used personal property, equipment, improvements, stock, inventory located on or at the Leased Premises. Lessee will maintain property insurance consistent with common, prudent industry practice, with coverage written in the manner in which Lessee customarily insures comparable property risks. Lessee, on behalf of itself and its respective insurers, hereby waives rights of subrogation against Lessor.

26. SHORT FORM. Lessor and Lessee agree to execute, acknowledge and deliver a short form or memorandum of this Lease and to record the short form or memorandum in the counties where the Leased Premises are located.

27. GOVERNING LAW. This Lease shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky.

28. MISCELLANEOUS. This Lease and all of its terms, covenants and conditions shall be binding upon and inure to the benefit of the parties hereto and upon their respective heirs, executors, administrators, successors and assigns. As used in this instrument, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Unless otherwise designated, any party other than Lessee who signs this Lease shall be deemed a Lessor whether or not so named herein, and Lessor does hereby surrender and release any rights of dower and homestead insofar as the same affect the Leased Premises. Should any portion of this Lease be declared invalid and unenforceable, then such portion shall be deemed to be severed from this Lease and shall not affect the remainder thereof. Section headings are for convenience only and shall not be deemed to constitute or affect any provision hereof. This Lease may be executed in one or more counterparts and all of such counterparts shall constitute but one and the same instrument.

29. TERMINATION OF OCTOBER 27, 2010 COAL LEASE. The parties hereto previously entered into that certain Coal Mining Lease dated October 27, 2010 (the “2010 Lease”), covering the No. 6 coal, and all coal lying above the No. 6 coal, underlying the Leased Premises. The parties agree that the primary term of the 2010 Lease expired on June 1, 2016, and that the 2010 Lease terminated by its own terms . The parties further agree that there are no sums of money or deliveries of coal due under the 2010 Lease and that none of the payments made under the 2010 Lease, including payments for Minimum Royalities, Additional Royalties, or taxes (including ad valorem taxes), shall be credited to any of the payments or deliveries required under this Lease or recouped against any payments required to be made under this Lease.

WITNESS the due execution of this Lease by the parties hereto as of the date first above written.

ALCOA FUELS, INC.

By:	/s/ Jon H. Rateau

Jon H. Rateau, President

ARMSTRONG COAL COMPANY, INC.

By:	/s/ Kenneth Allen

Kenneth Allen, Chief Operating Officer

Exhibit A

Leased Premises

All coal tracts, coal mining rights, and surface rights relating to mining bounded as follows:

On the southwest by a line running from a point at the intersection of Kentucky Highway 132 and the Williams-Clay Road (also known as the Williams Station Road), running northwestwardly along the Williams-Clay Road from the vicinity of the town of Clay to the community of Williams in Webster County, Kentucky, and thence from the community of Williams in a straight line to a point where Kentucky Highway 141 crosses a ditch approximately six-tenths (0.6) of a mile south of the community of Pride in Union County, Kentucky;

On the northwest by Kentucky Highway 141 and running northeastwardly along Kentucky Highway 141 to the intersection of Kentucky Highway 141 and Kentucky Highway 56;

On the north and northeast by Kentucky Highway 56, running eastwardly to the intersection of Kentucky Highway 56 and U. S. Highway 41-A;

On the east by U. S. Highway 41-A, running southwardly through the City of Dixon to the intersection of U. S. Highway 41-A and Kentucky Highway 1340 near Fairview Church;

On the south by Kentucky Highway1340, running westwardly to the intersection of Kentucky Highway 1340 and Kentucky Highway 132 and running southwesterly to the intersection of Kentucky Highway 132 and the Williams-Clay Road (also known as William Station Road), the point of beginning;1,2 as shown on the maps attached hereto and including, but not limited to, the properties attached hereto as:

_________________
1 The USGS Topographic Maps have Kentucky Highway 132 and Kentucky Highway 1340 incorrectly reversed from Dixon and from Fairview Church on U.S. Highway 41-A, respectively, to their common intersection near Clay. See Dixon Quad - 1961; Providence Quad - 1954; and, Nebo Quad - 1954.
2 This description is not intended to imply any warranty of title.

Exhibit A-1	Alcoa Coal Properties (Excluding Those Previously Sold By Alcoa And Re-Acquired From Lodestar);

Exhibit A-2	Alcoa Coal Properties (Previously Sold To And Re-Acquired From Lodestar); and,

Exhibit A-3    Alcoa Coal Properties (Acquired from Lodestar).

EXHIBIT A-1

ALCOA COAL PROPERTIES
(EXCLUDING THOSE PREVIOUSLY SOLD BY ALCOA AND RE-ACQUIRED
FROM LODESTAR)

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
Item No.	FILE NUMBER(S)	FILE NAME(S)	ACRES	UNION DB/P	WEBSTER DB/P	UNION DB/P	WEBSTER DB/P
1	PR 7 (7) T. 2	Franklin, J. W.	72		48/135		116/226 116/234
2	PR7(10)	Franklin, G. A.	47.4		48/118		116/226 116/234
3	PR7(11) T.2 thru T.9	Kuykendall, J.F.	144.2		48/124		116/226 116/234
4	PR7(34)(35)T.7	Moore, W. I.	76.5		48/103 CDB 2/613		116/226 116/234
5	PR 10 (10)	Price, Ruth	47.5		109/28		116/226 116/234
6	PR 10(14.1)	Virgin, Clore	39.5		125/126		116/226 116/234
7	PR 10 (22)	Mitchell, G. H.	260.25		113/141		116/226 116/234
8	PR 10 (25)	Shields, Georgia	81		113/149		116/226 116/234
9	PR 10 (30) T. 1	Clark, H. Z.	194		115/94		116/226 116/234
10	PR 10 (30), T. 2 & 3	Clark, H. Z.	68.05		115/94		116/226 116/234
11	PR 10 (32) T. 1, 2, 3, 4 & 5	Nall, James R., et al	8.33 15 100 28.625 25.06		113/419		116/226 116/234
12	PR 10 (36)	Mitchell, J. T.	141.75		114/118 114/103		116/226 116/234
13	PR 10 (37) T. 1, 2 & 3	Grigg, Melvin	62 73 20.19		114/480		116/226 116/234
14	PR 10 (38) T. 1, 2, 3 & 4	Kelley, D. H.	64.1 4 1.75 3		114/278A		116/226 116/234
15	PR 10 (39), T. 1	Haner, Myrtle, et al	72		115/10		116/226 116/234
16	PR 10 (39), T. 2	Haner, Myrtle, et al	6.4		115/10		116/226 116/234
17	PR 10 (40) T. 1	Freer, Lilly White, et al	60 less 34.3		115/6		116/226 116/234

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
18	PR 10 (40) T. 2	Freer, Lilly White, et al	35.7		115/6		116/226 116/234
19	PR 10 (40) T.3)	Freer, Lilly White, et al	55		115/6		116/226 116/234
20	PR 10 (41)	Shields, H. L.	19.83		115/564		116/226 116/234
21	PR 10 (42)	Lynn, Omer	27		115/538		116/226 116/234
22	PR 10 (43)	Shields, H. L.	65.81		115/558		116/226 116/234
23	PR 10 (44)	Simonds, Effie, et al	101.7		115/548 115/559 115/562		116/226 116/234
24	PR 10 (46) T. 2, 3, 4 & 5	Unknown	22.25 14.25 4.5 9		unkn		116/226 116/234
25	PR 10 (47), T. 1, T. 2 & T. 3	Potts, J. H. - partial interest (See SRW 113)	55 52 21.75		115/539		116/226 116/234
26	PR 10 (49)	Clark, H. Z.	109		115/92		116/226 116/234
27	PR 10 (50)	Hill, C.	144.88		116/53		116/226 116/234
28	PR 10 (51) T. 1C	White, T. C.	16.75		116/56		116/226 116/234
29	PR 10 (51) T.2a, 2b, 2c & 2d	White, T. C.	111.75		116/56		116/226 116/234
30	PR 10 (51) T. 2e & 2f	White, T. C.	23.25		116/56		116/226 116/234
31	PR 10 (53), T. 3 & 3A	Kelley, D. H.	34		115/47		116/226 116/234
32	PR 11 (33)	Timmons, Nola, et al	50	145/273		160/150 160/164
33	PR 11 (34)	Townsend, J. Roy, et ux	71.98	145/275		160/150 160/164
34	PR 11 (37)	Hearin, Ellis L.	31.1	145/459		160/150 160/164
35	PR 11 (57) T. 1	Woodward/Carney/- Hammack	140.17	148/73 148/32 148/75		160/150 160/164
36	PR 11 (58)	See PR 11 (31)				160/150 160/164
37	SRU 29, T. 1 & T. 2	Williams, E. O., et al	121.7	182/547 181/593 181/489		220/489 220/498
38	SRU 39, T. 1	Willett, Eldon	60	177/158		220/489 220/498
39	SRU 39, T. 2 & 4	Willett, Eldon	55.12	177/158		220/489 220/498
40	SRU 39, T. 3	Willett, Eldon	19.89	177/158		220/489 220/498
41	SRU 39, T. 5	Willett, Eldon	45	177/158		220/489 220/498
42	SRU 39, T. 6	Willett, Eldon	15	177/158		220/489 220/498

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
43	SRU 39, T. 7	Alcoa	21	177/158		220/489 220/498
44	SRU 41, T. 1 & T. 2	Baker, Joe L., et al	46	181/487		220/489 220/498 260/298
45	SRU 42, T. 1, T. 2 & T. 3	Moffit, James W.	143.5	177/190 177/185		220/489 220/498
46	SRU 43	Baker, Joe L. et al	88.25	181/501, 181/494, 182/109, 182/371, 182/368 & 181/491		220/489 220/498
47	SRU 51	Jenkins, Lee	112.5	175/209		220/489 220/498
48	SRU 52	See SRU 57
49	SRU 53	Jenkins, Landon, et al	78	175/350		220/489 220/498
50	SRU 57 & SRU 52	Hill, Charles N., et al (1/2 int. in 174 ac) (Also See SRU 52)	169	177/646 178/10 175/174 178/13 178/4 178/7 178/1 177/643 177/640 177/201		220/489 220/498
51	SRU 60	Jenkins, Landon, et al	132.8	183/471 183/469 199/421 199/360 199/358 199/356 200/38 199/422 183/475 200/233		220/489 220/498 220/512 220/513 220/514 220/515 220/516 220/517 220/518
52	SRU 67	Wells, Walter	51	177/204		220/489 220/498
53	SRU 68, T. 1 & T. 2	Horne, John H.	71.25	177/247 177/243		220/489 220/498
54	SRU/SRW 74	Grisham/Baker (Also See SRW 74)	88.5	181/497 185/131		220/489 220/498
55	SRU 93	Gibson, L. D., et ux	50.625	177/508 177/511		220/489 220/498
56	SRU 95	Brown, W. H.	29.8	183/148		220/489 220/498
57	SRU 96, T. 1 & T. 2	Kelley, C. E.	107.85	177/258		220/489 220/498
58	SRU 97, T. 1 thru T. 5	Shelton, Ruth E.	200.05	177/250	130/337	220/489 220/498	169/366
59	SRU 99, T. 1, T. 2	Evans, Joe	28.87 24	175/222		220/489 220/498
60	SRU 100, T. 1, T. 2, T. 3, T. 4, T. 5, T. 6, & T. 7	Russell, Mrs. Ossie	12.64 9.76 10.81 7.26 8.76 7.76 7.26	182/64		220/489 220/498

				ORIGINAL	ALCOA
				RECORDING INFORMATION	RECORDING INFORMATION
61	SRU 101, T. 1	Russell, Dorris	28.71	175/285	220/489 220/498
62	SRU 101, T. 2	Russell, Dorris	48.1	175/285	220/489 220/498
63	SRU 101, T. 3 & T. 4	Russell, Dorris	42.69	175/285	220/489 220/498
64	SRU 105	Ponder, Lanie M., et al	41.4	190/183 190/185 190/181 187/56 194/499	220/489 220/498 220/508
65	SRU 109	Whitledge, R. M.	191	175/293	220/489 220/498
66	SRU 110 (240), T. 1 thru T. 4	Householder, Inez, et al	207-7/8	175/413 175/422 175/416 175/419	220/489 220/498
67	SRU 111	Blue, Clifton Eugene -partial interest (SRW 114)	89.75	175/288	220/489 220/498
68	SRU/SRW 112	Powell, Rowland (Also see SRW 112)	69.23	183/91	220/489 220/498
69	SRU 133	O'Neal, Essel	104	182/229 180/480	220/489 220/498
70	SRU 137	Stull, Lula Villines, et al	128	179/436 178/179	220/489 220/498
71	SRU 138	Springer, Maurice	91.12	182/386	220/489 220/498
72	SRU 139, T. 1, T. 2 & T. 3	Powell, Jess	67 2.5 13.06	182/394	220/489 220/498
73	SRU 146 & SRU 186	Baker, Raymond K, et al	129.5	162/103 196/103 196/105	220/489 220/498 220/509 220/510
74	SRU 148, T. 1, T. 2 & T. 3	Collins, Robert B., et al	61.24 43.37 46.25	182/390 183/144 183/151	220/489 220/498
75	SRU 154	Heddens, Virginia, et al	139.14	178/26 178/29 178/32 178/35 178/38 178/41	220/489 220/498
76	SRU 157, T. 1 thru T. 16	Irwin, Ora Lee, et al	537.87 ac & 58 poles	178/238 178/278 178/230 178/234 178/242 178/226	220/489 220/498
77	SRU 159	Page, Charlie, et al	121.75	194/470 182/521 182/531 182/529 182/523 182/525 182/527 185/72	220/489 220/498 220/507
78	SRU 164, T. 1 & 2	Baker, Rufus K., Jr.	52.2	185/127	220/489 220/498

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
79	SRU 165	Freer, Lilly White, et al	5.5	161/247		220/489 220/498
80	SRU 168	Carrier, R.	13.8	183/67 185/74		220/489 220/498
81	SRU 169	Oglesby, Loralee	43.1	182/67 183/297		220/489 220/498
82	SRU 186	See SRU 146
83	SRU 204 & SRU 205, T. 1	Shelton, Roy, et al; Matthews, Dora E.	32.2	177/527 177/516		220/489 220/498
84	SRU 204 & SRU 205, T. 2	Shelton, Roy, et al; Matthews, Dora E.	25	177/527 177/516		220/489 220/498
85	SRU 206 & SRU 207	Stull, Lula Villines, et al	141	183/324 183/327 184/242		220/489 220/498
86	SRU/SRW 218	Todd, R. M.	214.5	185/350		220/489 220/498
87	SRU 222	Baker, Joe E., et ux	15	185/43		220/489 220/498
88	SRU 223, T.1 & T. 2	Willett, Eldon, et al	63.06 62	190/35 190/163		220/489 220/498
89	SRU 226, T. 1 & 2	Townsend, Stella, et al	14.75	184/474 184/471		220/489 220/498
90	SRU 232, T. 1, T. 2, T. 3, T. 4, T. 5	Hill, Essie	7.99 12.45 9.75 10.5 1.8	179/259		220/489 220/498
91	SRU 236	Waller, Lyle B.	10	161/104		220/489 220/498
92	SRU 248, T. 1 & T. 2	Russell, Morris	157.35	162/587 194/91		220/489 220/498
93	SRU 265, T. 1	Watson, Ida, et al (1/2 int. in 83.75 ac.)	321.08	190/75 174/152 174/285 194/8 193/539 193/536 193/538		220/489 220/498 220/502 220/503 220/504 220/505
94	SRU 266	Franklin, Inez, et al	99	190/104		220/489 220/498
95	SRU/SRW 274	See SRW 274
96	SRU 289	Rakestraw, Tony, et al	100	190/167		220/489 220/498
97	SRU 314	Shelton, William R., et al (5/6 int.)	60	185/23 185/25 189/308 189/304 211/648 211/646 212/276 212/437 212/301 212/610 212/612 213/96 214/395	162/376 162/434	220/489 220/498 220/519 220/520 220/521 220/522 220/523 220/524 220/525 220/526 220/617 220/618	169/545 169/544
98	SRU 315	Quinn, Wm., et al	48.875	183/452 183/450		220/489 220/498

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
99	SRU 320	Oakley/Jenkins	67.5	185/382 215/483		220/489 220/498 220/525
100	SRW 61, T. 1 & T. 2	Ware, Sibbie R.	82		133/226		169/366 169/376
101	SRW 62, T. 1-T. 3	Ware, Sam P.	115		133/55 133/462		169/366 169/376
102	SRW 63, T. 1 & T. 2	Gibson, Cordie, et al	45.75		130/183		169/366 169/376
103	SRW 64	Taylor, Everett	231.75		130/188 130/186		169/366 169/376
104	SRW 65, T. 1, T. 2, & T. 4	Gibson, Cordie, et al	50 114.5 60		128/76 128/73		169/366 169/376
105	SRW 66 and 130	Tapp, Helburn, et al (1/5 int. T. 2 & 4/5 int. in T. 3)	216.3	178/176	130/241	220/489 220/498	169/366 169/376
106	SRW 69, T. 2 (there are duplicate T. 2s, but diff. Acreage	Householder, Ida, et al Jenkins, Roscoe	13.83	175/326 183/322	128/107 135/90	220/489 220/498	169/366 169/376
107	SRW 69, T. 2	Householder, Ida, et al Jenkins, Roscoe	75.25	175/326 183/322	128/107 135/90	220/489 220/498	169/366 169/376
108	SRW 70, T. 1, T. 2	Fraser, Lonnie, et al	30 52.75		128/594 128/591 128/589		169/366 169/376
109	SRW 71, T. 1 through T. 5	Martin, Arthur A., et al	77		134/453 134/450		169/366 169/376
110	SRW 72	Leslie, J. B.	74		130/340		169/366 169/376
111	SRW 73, T. 1 thru - T. 3	Hicks, Ollie Belle	82		133/231 133/376 134/244		169/366 169/376
112	SRW/SRU 74, T. 1, T. 2, T. 3, T. 4	Grisham, Beulah, et al	17 21.75 24 25		133/147 135/303		169/366 169/376
113	SRW 75	Gardner/White/Alcoa (1/9)	188		130/190		169/366 169/376
114	SRW 75, T. 2B	Gardner, W. F., et ux	41		130/190		169/366 169/376
115	SRW 75, T. 2C	Gardner, W. F. et ux	86.5		130/190		169/366 169/376
116	SRW 76, T. 1 & T. 2	Wilson, Odis, et ux	130.25		130/349		169/366 169/376
117	SRW 77	Mooney, Calvin C.	194.5		130/166		169/366 169/376
118	SRW 78	Hill, Norman, et ux	139.5		133/52 133/459		169/366 169/376
119	SRW 79, T. 1, T. 2, T. 3, T. 4, T. 5 & T. 6	Baker/Clements	30 30 30 11.6 6 16		135/336 147/471 198/192		169/366 169/376
120	SRW 80, T. 1 & T. 2	Woodring, Etta, et al	91.6		130/362 130/358 130/360		169/366 169/376

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
121	SRW 80, T. 2	Woodring, Etta, et al	75		130/362 130/358 130/360		169/366 169/376
122	SRW 81, T. 1, T. 2 & T. 3	Franklin, Noah	220.29		133/223 134/13		169/366 169/376
123	SRW 97	Shelton, Ruth	200.05	177/250	130/337	220/489 220/498	169/366 169/376
124	SRW 99, T. 2	Evans, Joe	24		unknown		169/366 169/376
125	SRW 102, T. A, B, C & D	Gibson, Tom, et al	93		133/276		169/366 169/376
126	SRW 103, T. 1	Asher, E. M.	38.6		130/592		169/366 169/376
127	SRW 103, T. 2	Asher, E. M.	20		130/592		169/366 169/376
128	SRW 103, T. 3 & T. 6	Asher, E. M. et al - partial int. (See SRW 107)	78.5		130/592 130/585 130/590		169/366 169/376
129	SRW 104	Shoulders, George, et ux	143.51		128/128 128/124 128/126		169/366 169/376
130	SRW 106	Caldwell, A. W., et ux	Approx. 100 and 80.71		133/47 133/510		169/366 169/376
131	SRW 107, T. 1	Asher, J. H., et al (See SRW 103)	60		130/585 130/590		169/366 169/376
132	SRW 107, T. 2	Asher, J. H., et al (See SRW 103)	43		130/585 130/590		169/366 169/376
133	SRW 107. T. 3	Asher, J. H., et al (See SRW 103)	22.72		130/585 130/590		169/366 169/376
134	SRW 107, T. 4 & 5	Asher, J. H., et al (See SRW 103)	60		130/585 130/590		169/366 169/376
135	SRW 111 & SRW 114	Householder/Blue - partial interest	195.75		130/370		169/366 169/376
136	SRW 112	Powell, Roland	69.23		133/229 183/91		169/366 169/376
137	SRW 113, T. 1	Potts, John H. - partial int. (See PR 10 (47) T. 1)	55		130/366		169/366 169/376
138	SRW 113, T. 2	Potts, John, et al - partial int. (See PR 10 (47) T. 2)	52		130/366		169/366 169/376
138	SRW 114	See SRW 111
140	SRW 115, T. 1, T. 2, T. 3, T. 4, T. 5	Duncan, Starling R., et ux	31.4 20 31 38 94.8		133/224 134/241		169/366 169/376
141	SRW 116, T. 1 & T. 2	Watson, Glen, et ux	84		133/273		169/366 169/376
142	SRW 117, T. 26	Clark, Clarky, et al	45	191/334, 191/348 191/363	139/430 138/183 139/411 139/408 138/115 144/89 144/9 144/91	220/489 220/498	169/366 169/376

				ORIGINAL	ALCOA
				RECORDING INFORMATION	RECORDING INFORMATION
143	SRW 118, T. 1 thru 4	Swain, Thomas, et ux	67.72	124/474	169/366 169/376
144	SRW 118, T. 5	Swain, Thomas, et ux	28.75	124/474	169/366 169/376
145	SRW 118, T. 6	Swain, Thomas, et ux	32.75	124/474	169/366 169/376
146	SRW 120, T. 1 & T. 2	Duncan, Edna, et al	Approx. 50 & 191	133/337	169/366 169/376
147	SRW 121	Tapp, F. A.	104	129/450	169/366 169/376
148	SRW 122, T. 1	Watson, Addie, et al	84 less 1-1/2	128/332 128/329 128/338 128/335	169/366 169/376
149	SRW 122, T. 2	Watson, Addie, et al	50	128/332 128/329 128/338 128/335	169/366 169/376
150	SRW 122, T. 3	Watson, Addie, et al	11 (-) 1/2	128/332 128/329 128/338 128/335	169/366 169/376
151	SRW 122, T. 4	Watson, Addie, et al	21	128/332 128/329 128/338 128/335	169/366 169/376
152	SRW 123, T. 1 & T. 2	Shelton, Paul Truitt; Clark, Jimmy C., et ux	50 51	130/395 130/400	169/366 169/376
153	SRW 125, T. 1	Asher, Stella, et al	28.73	128/399	169/366 169/376
154	SRW 125, T. 2	Asher, Stella, et al	45	128/399	169/366 169/376
155	SRW 125, T. 3 & T. 4	Asher, Stella, et al	140	128/399	169/366 169/376
156	SRW 125, T. 5	Asher, Stella, et al	25	128/399	169/366 169/376
157	SRW 125, T. 6	Asher, Stella, et al	63.5	128/399	169/366 169/376
158	SRW 126	McLeod, Elvan, et ux; Willard, Mary Lillian	311.03	131/98 131/101	169/366 169/376
159	SRW 127, T. 1	Rayburn, Joseph, et ux	108.97	128/39	169/366 169/376
160	SRW 128, T. 1	Whitledge, Chester, et ux	50	128/42	169/366 169/376
161	SRW 129	Crook, T. M., et al; Crook, George T., et ux	263	130/577 141/414	169/366 169/376 169/448
162	SRW 130 & SRW 66	See SRW 66
163	SRW 131, T. 1	Clark, Clarky, et al	70	139/430 139/411	169/366 169/376
164	SRW 131, T. 2	Clark, Clarky, et al	139.73	139/430 139/411	169/366 169/376
165	SRW 131, T. 3	Clark, Clarky, et al	3.56	139/430 139/411	169/366 169/376
166	SRW 131, T. 4	Clark, Clarky, et al	60	139/430 139/411	169/366 169/376

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
167	SRW 131, T. 5	Clark, Clarky, et al	197.25		139/430 139/411		169/366 169/376
168	SRW 131, T. 6	Clark, Clarky, et al	113.88		139/430 139/411		169/366 169/376
169	SRW 131, T. 7, T. 8 & T. 9	Clark, Clarky, et al	69		139/430 139/411		169/366 169/376
170	SRW 131, T. 11	Clark, Clarky, et al	25		139/430 139/411		169/366 169/376
171	SRW 131, T. 12	Clark, Clarky, et al	25		139/430 139/411		169/366 169/376
172	SRW 131, T. 13	Clark, Clarky, et al	66		139/430 139/411		169/366 169/376
173	SRW 131, T. 14	Clark, Clarky, et al	46.5		139/430 139/411		169/366 169/376
174	SRW 131, T. 15	Clark, Clarky, et al	22		139/430 139/411		169/366 169/376
175	SRW 131, T. 16	Clark, Clarky, et al	95.75		139/430 139/411		169/366 169/376
176	SRW 131, T. 17	Clark, Clarky, et al	37.25		139/430 139/411		169/366 169/376
177	SRW 131, T. 22	Clark, Clarky, et al (1/4 int.)	22		139/430 139/411		169/366 169/376
178	SRW 131, T. 23	Clark, Clarky, et al (1/4 int.)	10.5		139/430 139/411		169/366 169/376
179	SRW 131, T. 24	Clark, Clarky, et al (1/4 int.)	30.75		139/430 139/411		169/366 169/376
180	SRW 131, T. 25	Clark, Clarky, et al (1/2 int.)	63.25		139/430 139/411		169/366 169/376
181	SRW 131, T. 26	See SRW 117, T. 26
182	SRW 132, T. 1 & T. 2	Riggs, Mary, et al	120		134/5		169/366 169/376
183	SRW 135, T. 1 & T. 2	Clark, Carville, et al	126.5 17.67		133/217		169/366 169/376
184	SRW 140, T. 1	Clark, Choice, Sr., et al	50		133/520 133/518		169/366 169/376
185	SRW 140, T. 2 thru T. 4	Clark, Choice, Sr., et al; Clark, Choice, Jr., et ux	140		133/520 133/518		169/366 169/376
186	SRW 141	Whitledge/Rich	35		135/240 & 135/243		169/366 169/376
187	SRW 142	Combs, Hardy, et ux	75		130/477		169/366 169/376
188	SRW 143, T. 1	Duncan, Choice	115.25		130/352		169/366 169/376
189	SRW 143, T. 4	Duncan, Choice	34.25		130/352		169/366 169/376
190	SRW 147and SRW 152, T. 1, T. 2A & T. 2B	Clark/Gibson	217		135/24 135/22		169/366 169/376
191	SRW 149 and SRW 200, T. 1 thru T. 3	Watson, Bettie, et al	213.96		128/214 128/220 134/5 133/217		169/366 169/376
192	SRW 150	Holeman, Georgie Nancy, et al (1/2 int.)	184	183/315	134/425	220/489 220/498	169/366 169/376
193	SRW 151, T. 1-A, 1-B, & 2	Polley, Wayne, et ux	170.5		133/528		169/366 169/376
194	SRW 152	See SRW 147

				ORIGINAL	ALCOA
				RECORDING INFORMATION	RECORDING INFORMATION
195	SRW 153, T. 1	Watson, Glen, et ux	49.65	130/602 130/598	169/366 169/376
196	SRW 153, T. 2	Watson, Glen, et ux	300	130/602 130/598	169/366 169/376
197	SRW 153, T. 3	Watson, Glen, et ux	15.4	130/602 130/598	169/366 169/376
198	SRW 153, T. 4	Watson, Glen, et ux	50	130/602 130/598	169/366 169/376
199	SRW 153, T. 6	Watson, Glen, et ux	50	130/602 130/598	169/366 169/376
200	SRW 153, T. 7 & 8	Watson, Glen, et ux	37.1	130/602 130/598	169/366 169/376
201	SRW 153, T. 9	Watson, Glen, et ux (1/2 int.)	50	130/602 130/598	169/366 169/376
202	SRW 153, T. 10	Watson, Glen, et ux (1/2 int.)	50	130/602 130/598	169/366 169/376
203	SRW 153, T. 11	Watson, Glen, et ux (1/2 int.)	98.5	130/602 130/598	169/366 169/376
204	SRW 155		50		Unknown
205	SRW 167, T. 1 & T. 2	Todd, Everett, et ux	58 73.5	133/531	169/366 169/376
206	SRW 170	Mooney, Claude	49.25	133/525	169/366 169/376
207	SRW 172	Springer, Lyhue	34	131/439 131/441	169/366 169/376
208	SRW 173, T 1 & 2	Taylor, A. N.	136.7	135/359	169/366 169/376
209	SRW 175, T. 1	Ramsey, C. L., et ux	101.5	128/62	169/366 169/376
210	SRW 175, T. 2	Ramsey, C. L., et ux	102	128/62	169/366 169/376
211	SRW 175, T. 5	Ramsey, C. L., et ux	125.25	128/62	169/366 169/376
212	SRW 175, T. 6	Ramsey, C. L., et ux	30	128/62	169/366 169/376
213	SRW 175, T. 7	Ramsey, C. L., et ux	88.21	128/62	169/366 169/376
214	SRW 175, T. 8	Ramsey, C. L., et ux	40.38	128/62	169/366 169/376
215	SRW 176, T. ?, T. 4 & T. 5	Leslie, Fred, et al	178 25 25	134/43 134/41	169/366 169/376
216	SRW 177, T. 1	Branson, E. C., et al	60.14	131/207 131/205	169/366 169/376
217	SRW 177, T. 2 thru T. 11	Branson, E. C., et al (1/2 int. 17 ac./ 1/2 int. 71.69 ac.)	128.28	131/207 131/205	169/366 169/376
218	SRW 178, T. 3	Branson, E. C., et al (1/2 int. 76.69 ac.)	115	131/217 131/214 131/212	169/366 169/376
219	SRW 179, T. 1, T. 2, T. 3, T. 4 & T. 5	Branson, Buford, C., et al	2 48 33.5 49 5	131/296 131/299	169/366 169/376

				ORIGINAL	ALCOA
				RECORDING INFORMATION	RECORDING INFORMATION
220	SRW 180, T. 1, T. 4 & T. 5	Jones, Asher	Approx. 25 18 50	131/91	169/366 169/376
221	SRW 181	Duncan, Stargle Ray	60.14	128/210	169/366 169/376
222	SRW 182, T. 1	Shelton, Rosa B., et al (5/6 int. in 5 ac.)	60.14	135/348 135/345 135/350	169/366 169/376
223	SRW 183	Leslie, Raymond, et al	199.65	128/252 128/255 128/257 128/259 128/261	169/366 169/376
224	SRW 183, T. 1	Leslie, Raymond, et al	71	128/259 128/255 128/252 128/257 128/261	169/366 169/376
225	SRW 183, T. 10	Leslie, Raymond, et al	32.1	128/252 128/255 128/257 128/259 128/261	169/366 169/376
226	SRW 184, T. 2	Branson, Buford, C., et al	54	128/586 129/195 135/527 135/530	169/366 169/376
227	SRW 188, T. 1, T. 2, T. 3, T. 4	Melton, Rankin, et al	40 40 40 62	136/349 155/279 157/372 157/374	169/366 169/376 169/483
228	SRW 189	Taylor, Inez, et al	96.7	139/403 139/512 138/547 139/465	169/366 169/376
229	SRW 190	Mooney, S. D.	76.5	129/215	169/366 169/376
230	SRW 191, T. 1 & T. 2	Mooney, Lloyd, et ux	119 40	135/362	169/366 169/376
231	SRW 192, T. 1A, T. 1-B & T. 2	Brogan, Delmar	110	137/464	169/366 169/376
232	SRW 193, T. 1 thru T. 6	Taylor, E. A.	163.775	134/46	169/366 169/376
233	SRW 194, T. 1 thru T. 3 (See SRW 201)	Clark, Peachie, et al	143.67	134/39	169/366 169/376
234	SRW 195, T. 1	Winters/Ramsey (See SRW 262)	45	131/416	169/366 169/376
235	SRW 195, T. 2	Williams/Alcoa (partial interest)	38	131/412	169/366 169/376
236	SRW 195, T. 3	Branson/Melton/Alcoa (1/4 int.)	42	131/412	169/366 169/376
237	SRW 195, T. 4	Melton, et al	90	131/412	169/366 169/376

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
238	SRW 195, T. 5	Melton, et al	14		131/412		169/366 169/376
239	SRW 197, T. 1 & T. 2	Grayson, Chester, et al	85.25		134/27		169/366 169/376
240	SRW 198	Abell, Hattie	111.5		134/36 re-recorded 135/353		169/366 169/376
241	SRW 200 and SRW 149	See SRW 149
242	SRW 201, T. 1	Watson, Roy, et al -1/2 int. in 20.5 ac. (See SRW 194))	60		136/333 136/340 133/367		169/366 169/376
243	SRW 201, T. 2	Watson, Roy, et al (partial int.)	50		136/333 136/340 133/367		169/366 169/376
244	SRW 201, T. 5	Watson, Roy, et al	31.53		136/333 136/340 133/367		169/366 169/376
245	SRW 213, T. 1, T. 2, T. 3, T. 4, T. 5	Whitledge, Elmon	92.95 32.6 24.2 15.62 19.2		117/372 149/232		169/366 169/376 169/481
246	SRW 214, T. 2A	Asher, Coleman	36.5		132/440 132/443		169/366 169/376
247	SRW 214, T. 2B	Asher, Coleman	3		132/440 132/443		169/366 169/376
248	SRW 214, T. 3	Asher, Coleman (2/5 int.)	23.5		132/440 132/443		169/366 169/376
249	SRW 214, T.1	Asher, Coleman (1/2 int.)	50		132/440 132/443		169/366 169/376
250	SRW 216, T. 1	Carnal, Arthur L.	86 less 1.5		128/387		169/366 169/376
251	SRW 216, T. 2	Carnal, Arthur	30		128/387		169/366 169/376
252	SRW 216, T. 3	Carnal, Arthur	8.23		128/387		169/366 169/376
253	SRW 216, T. 4	Carnal, Arthur (partial int.)	10		128/387		169/366 169/376
254	SRW 216, T. 5	Carnal, Arthur	53		128/387		169/366 169/376
255	SRW 216, T. 6	Carnal, Arthur (1/2 int.)	100 less 38.73		128/387		169/366 169/376
256	SRW 216, T. 7	Carnal, Arthur et ux	30		128/387		169/366 169/376
257	SRW 216, T. 8	Carnal/Williams/Alcoa	14.28		128/387		169/366 169/376
258	SRW 217, T. 1	Franklin, Boyd, et ux	140 less 19		128/222		169/366 169/376
259	SRW 218	Todd, R. M.	214.5	185/350	131/104	220/489 220/498	169/366 169/376
260	SRW 231	Todd, Carville, et ux	75		130/610		169/366 169/376
261	SRW 233	Arnold, Alloway	1.3		117/125		169/366 169/376
262	SRW 235, T. 1	Oakley, Zeta	101.38		133/237		169/366 169/376

				ORIGINAL	ALCOA
				RECORDING INFORMATION	RECORDING INFORMATION
263	SRW 238	Madden, E. G.	179.5	135/342	169/366 169/376
264	SRW 239	Graham, Amie	30	117/388 143/1	169/366 169/376 169/456
265	SRW 241, T.1 & T.2	Liggett, Chester	100	135/301	169/366 169/376
266	SRW 242, T. 1 thru T. 3	Carnal, Maudel, et al	82 80.67 110 less 11	137/471 137/477 137/480 137/483 137/474 139/554	169/366 169/376
267	SRW 246, T. 1 & T. 2	Duncan, Ray L., et ux	140	136/479	169/366 169/376
268	SRW 247, T. 1 & T. 2	Harris, Tom D., et al	59	139/527 139/530 188/197 188/200	169/366 169/376
269	SRW 249	Newman, Melvin, et ux	96	136/477	169/366 169/376
270	SRW 252, T. 1	Rayburn, Mack	82.6	139/540	169/366 169/376
271	SRW 252, T. 2 A & B	Rayburn, Mack, et al	40	139/540	169/366 169/376
272	SRW 252, T. 3	Alcoa - 1/2 int.	135	139/540	169/366 169/376
273	SRW 252, T. 4	Rayburn, Mack, et al	9.08	139/540	169/366 169/376
274	SRW 253, T. 1 & T. 2	Rayburn, Mack, et al	73.75 3	137/262 137/265 137/268	169/366 169/376
275	SRW 262, T. 1, T. 2, T. 3	Winters, Lester B. (Also see SRW 195)	115	131/416	169/366 169/376
276	SRW 263, T. 1 & T. 2	Davis, Harry, et al	126.7	118/594 142/512 142/525	169/366 169/376 169/447 169/455
277	SRW 267, T. 1 thru T. 9	Bradley, Roy L, et al	122.5	118/648 142/112 142/118 142/126 142/134	169/366 169/376 169/449 169/450 169/451 169/451
278	SRW 268	Divine, Thurman, et al	40.125	119/185 146/277 146/283 146/284 146/285 146/286 146/287 146/288 146/290 147/253 148/98 147/209	169/366 169/376 169/465 169/468 169/469 169/470 169/471 169/472 169/473 169/474 169/475 169/476 169/479 169/480

				ORIGINAL		ALCOA
				RECORDING INFORMATION		RECORDING INFORMATION
279	SRW 269, T. 1 thru T. 5	Duncan, Wynena S.,et al	148		119/187 142/213		169/366 169/376 169/477
280	SRW 270, T. 1 & T. 2	Todd, William R., et al	100.63 80		119/249 143/146 143/149 144/77		169/366 169/376 169/457 169/458 169/462
281	SRW 274, T. 1, T. 2, T. 3 and T. 4	Mason, A. G., et al	30 100 9.5 62	176/502 193/334 197/299 197/415 197/281 197/454 197/307	129/450 129/452 146/305 146/496 147/314 146/506 147/202 146/511 146/471 146/481 146/476 146/491 146/501 146/470 147/471 146/491	220/604 220/619 220/615 220/498 220/501 220/612 220/614 220/613 220/606 220/608 220/607 220/609 220/611 220/605 220/616 220/610	169/531 169/546 169/542 169/366 169/539 169/541 169/540 169/533 169/535 169/534 169/536 169/538 169/532 169/543 169/537
282	SRW 275, T. 1 & 2	Mooney, James D.	45		137/277		169/366 169/376
283	SRW 275, T. 3	Mooney, James D. (1/2 int.)	50		137/277		169/366 169/376
284	SRW 275, T. 4	Mooney, James D.	50		137/277		169/366 169/376
285	SRW 275, T. 5	Mooney, James D.	43-1/2 less 9		137/277		169/366 169/376
286	SRW 275, T. 6	Mooney, James D.	58		137/277		169/366 169/376
287	SRW 276 (Lot 3) (Lot 4) (Lot 5) (Lot 6)	Householder, James W. /Alcoa	54	191/363	139/408 139/411 139/430	220/489 220/498	169/366 169/376 169/461 169/463 169/464
288	SRW 277	Ware, Sam, et ux	13.37		137/171		169/366 169/376
289	SRW 279, T. 1	Clark, C. B., et ux	18.62		137/271		169/366 169/376
290	SRW 279, T. 2	Clark, C. B., et ux	67		137/271		169/366 169/376
291	SRW 280, T. 1, T. 2, T. 3 & T. 4	Shelton, Ora M., et al	52.5 15.5 27 18		120/54 146/135		169/490
292	SRW 281, T. 1 & T. 2	Shelton, C. P.	41.38 20.25		120/50 146/135		169/490
293	SRW 282, T. 1	Shelton, Ora M., et al	58.5		120/46 146/135		169/490
294	SRW 283	Shelton, Ora, et al	47.61		120/52 146/135		169/490
295	SRW 284, T. 1 & T. 2	Shelton, C. P.	53.5 95.2		120/48 146/135		169/490

				ORIGINAL	ALCOA
				RECORDING INFORMATION	RECORDING INFORMATION
296	SRW 285, T. 1 thru T. 3	Mooney, S. D.	132.5	137/259	169/366 169/376
297	SRW 286, T. 1	Ramsey, C. L., et ux	73.75 less 8.9	136/344	169/366 169/376
298	SRW 290	Townsend, Weaver	29.13	122/583 147/216	169/366 169/376
299	SRW 291	Winstead, Iley Brogan, et al	97.5	138/364 138/357	169/366 169/376
300	SRW 292, T. 1, T. 2, T. 3	Ramsey, Chester, et al	188	136/405 136/408	169/366 169/376
301	SRW 293	Brill, Jesse, et vir.	35	139/366	169/366 169/376
302	SRW 295	Ramsey, Chester L., et al	25	136/347 136/384	169/366 169/376
303	SRW 296, T. 4	Bumpus, Euyne, et al	70	138/103 138/598	169/366 169/376
304	SRW 297, T. 2	Bumpus, Euyne Lorene, et al	25	138/598 138/591	169/366 169/376
305	SRW 297, T. 3	Bumpus, Nealie	33.5	138/598 138/591	169/366 169/376
306	SRW 297A	Bumpus, Nealie, et al	39.15	138/598 138/591	169/366 169/376
307	SRW 298, T. 3	Bumpus, Euyne L., et al	60	138/106 138/111	169/366 169/376
308	SRW 312	Rich, Joel C., et al	40	129/267 142/482 142/484	169/366 169/376 169/453 169/454
309	SRW 313, T. 4 & T. 5	Woodward, Virgil	52 10.8	130/541 161/569	169/366 169/276 169/485 169/486
310	SRW 314	See SRU 314
311	SRW 316, T. 1, T. 2 & T. 3	Rich, Frank, et al	13.23 35 30	134/282 165/215 165/211	169/366 169/376 169/487 169/488
312	SRW 317 & 318, T. 1 & T. ?	Duncan/Kostblade	Approx. 25 50	134/283 143/373	169/366 169/376 169/460
313	SRW 318, T. 1	Kostblade, George (1/2 int.)	77	134/285 143/344	169/366 169/376 169/459
314	SRW 318, T. 2 thru T. 4	Kostbade, George, Sr., et ux	104	134/285 143/344	169/366 169/376 169/459
315	SRW 319	Crowley, Henry, et ux	126.94 less 1	135/440 165/798	169/366 169/376 169/489
316	SRW 321 & SRW 322	Mabry, Effie B., et vir	40	135/548 146/279 146/281	169/366 169/376 169/466 169/467

AND BEING the same property conveyed to Alcoa Properties, Inc. or Alcoa Fuels, Inc. as shown in the deed books and page numbers listed above in the column entitled "Alcoa Recording Information".

Alcoa Properties, Inc., an Indiana corporation, changed its name on May 31, 1963, to Alcoa Fuels, Inc., an Indiana corporation, as shown in Corporation Book 2, page 516 in the Office of the Union County Clerk and in Miscellaneous Book 62, page 512, in the Webster County Clerk's Office.

See also Quitclaim Deed of Conveyance between Alcoa Fuels, Inc. and Dyson Creek Coal Company, LLC, dated October 25, 2005, of record in Deed Book 320, at Page 560, in the Union County Clerk’s Office, and in Deed Book 258, at Page 483, in the Webster County Clerk’s Office.

See also Quitclaim Deed of Conveyance between Dyson Creek Coal Company, LLC, and Alcoa Fuels, Inc., dated July 23, 2009, of record in Deed Book 336, at Page 157, in the Union County Clerk’s Office, and in Deed Book 272, at Page 398, in the Webster County Clerk’s Office.

EXHIBIT A-2

ALCOA COAL PROPERTIES
(PREVIOUSLY SOLD TO AND RE-ACQUIRED FROM LODESTAR)

			ORIGINAL
			RECORDING INFORMATION
FILE NUMBER(S)	FILE NAME(S)	ACREAGE	UNION DB/P	WEBSTER DB/P
PR 7 (6)	Todd, O. E.	102.5	136/459	48/127
PR 7 (7) T. 1, T. 4, & T. 6	Franklin, J. W.	128		48/135
PR 7 (7) T. 3, 5, 7, 8, 9 & 10	Franklin, J. W.	92.39		48/135
PR 7 (8)	Nall, Ben/George, et al	38.75		48/621
PR 7 (11) T. 1	Kuykendall, J. F.	61.50		48/124
PR 7 (12) T. 1 & T. 4	Kuykendall, W. L.	102 15.5		48/112
PR 7 (12) T. 5, 6, 7, 8, 11A, 11B & 12	Kuykendall, W. L.	82		48/112
PR 7 (12) T. 9	Kuykendall, W. L.	30		48/112
PR 7 (12) T. 10	Kuykendall, W. L.	39.75		48/112
PR 7 (12) T. 3	Kuykendall, W. L.	15.5		48/112
PR 7 (14) T. 1	Nall, J. W.	127.75		48/101
PR 7 (14) T. 2	Nall, J. W.	70		48/101
PR 7 (14) T. 3	Nall, J. W.	75		48/101
PR 7 (14) T. 4	Nall, J. W.	10		48/101
PR 7 (15) T. 1	Mitchell, George	138.25		48/133
PR 7 (15) T. 2	Mitchell, George	31.75		48/133
PR 7 (15) T. 3	Mitchell, George	80		48/133
PR 7 (15) T. 4	Mitchell, George	18		48/133
PR 7 (16) T. 1	Nall, S. P.	80		48/117
PR 7 (16) T. 2	Nall, S. P.	31		48/117
PR 7 (16) T. 3	Nall, S. P.	20.5		48/117
PR 7 (16) T. 4	Nall, S. P.	119.19		48/117
PR 7 (16) T. 5	Nall, S. P.	60 less 35		48/117
PR7 (17.1)	O’Nan, J.T.	100		48/129
PR 7 (18)	Johnson, T. E.	100		48/122
PR 7 (26) T. 1	Watson, G. T. & M. E.	46.66		48/92
PR 7 (26) T. 2	Watson, G. T. & M. E.	12.75		48/92
PR 7 (26) T. 3	Watson, G. T. & M. E.	81.67		48/92
PR 7 (28)	Gibson, M. C.	15.5		48/120
PR 7 (30)	Vanover, Thomas	88.6		48/109
PR 7 (31)	Hill, Sidney, et ux	101		48/131
PR 7 (33), T. 1 & 2	Dunkley, Nancy B.	53.22		48/96
PR 7 (34.3) (35, T. 3)	Moore, W. I.	100		48/103 CDB 2/613
PR 7 (34.3) (35, T. 4)	Moore, W. I.	64.25		48/103 CDB 2/613
PR 7 (34.3) (35, T. 5)	Moore, W. I.	40		48/103 CDB 2/613
PR 7 (34.3) (35, T. 6)	Moore, W. I.	25		48/103 CDB 2/613

			ORIGINAL
			RECORDING INFORMATION
PR 7 (36)	Skinner, Sallie	150	48/98 CDB 2/502
PR 7 (107)	Nall, J. W.	35	50/251
PR 7 (255), T. 1, T. 2 & T. 3	Babb, Leonard, et al	100	CDB 2/504
PR 10 (1), T. 1, T. 2 & T. 3	Blackwell/Arnold	90 18.53 11	108/616
PR 10 (2) T. 1, 2 & 3	Kelley Estate	19 78.5 2.5	109/113
PR 10 (4)	Williams, Caryl	270.5	108/652
PR 10 (5) (5.1A)(5.1B) (5.2)	Hearin/Cotton	128 19.63 18.6 15.79	109/4
PR 10 (7) T. 1, 2 & 3	Kuykendall, Clarence	61 38 35	109/196
PR 10 (11)	Williams, Willie D.	42.62	109/29
PR 10 (12), T. 1	Hill, Warren	35	109/30
PR 10 (13)	Arnold, Alloway	15	109/128
PR 10 (14.2) T. 1 & T. 2	Virgin, Clore	13.4	112/556
PR 10 (15), T. 1, 2 & 3	Virgin, Clore	6 8.37 13	109/127
PR 10 (16)	Lipford/Moore	41.5	112/542 109/299
PR 10 (17) T. 1 & 2	Kuykendall, Hugh A.	35 18.56	112/536
PR 10 (18)	Mitchell, J. V.	184	112/510
PR 10 (19) T. A-1, A-2 & A-3	Powell, Illie	50 45 30	113/28
PR 10 (20), T. 1 & 2	Mitchell, C. A.	78.6 181.75	113/49
PR 10 (21) T. 1	Grigg, H. R.	16	113/47
PR 10 (23) T. 1 & 2	Lipford, Sampson	5 22.27	113/46
PR 10 (24)	Springer, Thomas	100	113/264
PR 10 (26), T. 1 & 2	McGaw, Edwin	58 13.25	113/163
PR 10 (27) T. 1, 2 & 3	Shofner, Jimmie L.	6.75 20 8	113/225
PR 10 (28)	Foster, W. C.	16	113/168
PR 10 (29) T. 1 & 2)	Lipford Heirs	67.25 20	114/264 or (267)
PR 10 (31) T. 1	Morehead/Tucker	22.86	113/417
PR 10 (33)	Townsend heirs	92	113/627

			ORIGINAL
			RECORDING INFORMATION
PR 10 (34) T. 1 & 2	Bennett/Mart	10 6		114/85 & 87
PR 10 (35)	Martin, Richard L.	38.5		114/82
PR 10 (45)	Riggs/Hearin	93		115/536
PR 10 (48) T. 1 & 2	Townsend, Agnes R.	27.25		115/510
PR 10 (48) T. 3	Townsend, Agnes R.	29.76		115/510
PR 10 (51) T. 1A & 1B	White, T. C.	29		116/56
PR 10 (52) T. 1	White, J. L.	18		116/57
PR 10 (52) T. 2 & 3	White, J. L.	6.5		116/57
PR 10 (53) T. 1 & 2	Kelley, D. H.	99.12		115/47
PR 10 (53) T. 4	Kelley, D. H.	60		115/47
PR 10 (54) T. 1	Stodghill, A. A.	42.23		110/92
PR 10 (54), T. 2	Stodghill, A. A.	37.8		110/92
PR 11 (1) T. 1 & T. 2, T. 3	Freer, C. E.	55 68 4.5	145/34
PR 11 (3), T. 1	Brown, Denny	146	145/41
PR 11 (5), T. 1, T. 2 & T. 3	Blackwell, Lloyd	53.75 7.9 79.74	145/29
PR 11 (8)	Hearin, Ollie, et al	25.8	145/95
PR 11 (9)	Kuykendall, Audie May	41.8	145/143 145/144 145/263
PR 11 (10), T. 3	Duncan, L. T.	48.8	147/155
PR 11 (31), T. 3 & T. 7	Wells/Sigler	72.5	145/269 148/172
PR 11 (31) T. 1 and (58), T. 1	Wells/Sigler	85	145/269 148/172
PR 11 (31) T. 2 and (58) T. 2	Wells/Sigler	18.5	145/269 148/172
PR 11 (31) T. 4A and (58) T. 4C	Wells/Sigler	36.25	145/269 148/172
PR 11 (38)	Tate, Jerry	39.62	145/365
PR 11 (52) T. 1 & T. 2	Freer/Sigler	21.64 8.48	145/461 145/489
PR 11 (52) T. 3 & T. 4	Freer, S., et ux	40 10	145/461
PR 11 (54)	Tate, Fannie, et al	55.35	145/310
PR 11 (56.1)(56.2)	Freer/Sigler	65 39.5	145/491 145/464
PR 11 (59/59A) T. 1	Brown/Arnold	45.75	153/230 153/225
PR 11 (59/59A), T. 2	Brown/Arnold	40	153/230 153/225
PR 11 (59/59A), T. 3	Brown/Arnold	15	153/230 153/225
PR 11 (59/59A), T. 4	Brown/Arnold	32.25	153/230 153/225

			ORIGINAL
			RECORDING INFORMATION
PR 11 (60), T. 1 & 2	Davis, Harry E.	52.75 100	153/308
PR 11 (61)	Wells, Walter	58.5	153/287
PR 11 (62)	Wells, Walter	35	153/289
PR 11 (63)	Freer, Allen	63	153/285
PR 11 (64)	Robinett, Mont	12	153/283
PR 11 (66)	Russell, Dorris	94	154/93
PR 11 (67), T. 1, 2, 3 & 4	Brown, Bessie, et al	43.24	154/94 156/280 156/279 156/68 156/125
PR 11 (68) T. 1	Pride, J. W.	101.36	154/193
PR 11 (68), T. 2, 3, 4, 5 & 6	Pride, J. W.	23	154/193
PR 11 (69), T. 1	Strouse, R. H.	40	154/476
PR 11 (70), T. 1	Watson/Liles	117	154/471 155/425 154/415
PR 11 (71), T. 1	Schreiber, Dorothy	55.25	155/511 156/222 154/473
PR 11 (72)	Pride, J. W.	40	156/117
PR 11 (76)	Kuykendall, Hugh A.	10.23	149/32
PR 11 (78)	Perry, Thomas R., Jr.	50	155/509

AND BEING a portion of the same properties conveyed by Alcoa Fuels, Inc., an Indiana corporation, to Tradewater Mining Co., an Illinois corporation, an undivided fifty percent (50%) interest and to Costain Land (Pyro), Inc., a Delaware corporation, an undivided fifty percent (50%) interest:

(a)	by “Short Form of Deed” dated September 30, 1982, recorded in the Webster County Clerk’s Office in Deed Book 185, page 769, and in the Union County Clerk’s Office in Deed Book 240, page 343; and,

(b)	by “Short Form of Deed” dated October 25, 1982, recorded in Webster County Clerk’s Office in Deed Book 186, page 80, and in the Union County Clerk’s Office in Deed Book 240, page 469.

By Certificates issued by the Kentucky Secretary of State dated September 8, 1992, effective December 31, 1991:

(a)
Costain Land (Pyro), Inc., a Delaware corporation filed with the Kentucky Secretary of State a Certificate of Ownership and Merger into Costain Coal Holdings, Inc., a Delaware corporation. This certification is recorded in Miscellaneous Book 117, page 480, and re-recorded in Miscellaneous Book 117, page 522, of the Webster County Clerk’s Office and in Corporation Book 5, page 490 of the Union County Clerk’s Office; and,

(b)	Costain Coal Holdings, Inc., a Delaware corporation, filed an Application for Amended Certificate of Authority changing its corporate name to Costain Coal, Inc.

This certification is recorded in Miscellaneous Book 117, page 481, and Miscellaneous Book 117, page 523, of the Webster County Clerk’s Office and in Corporation Book 5, page 491, of the Union County Clerk’s Office.

By Unanimous Written Consent of the Board of Directors of Costain Coal Holdings, Inc., a Delaware corporation, and by a Sworn Certificate of Board Resolution, of Lodestar Energy, Inc., effective December 31, 1991, Tradewater Mining Company, an Illinois corporation, was merged into Costain Coal Holdings, Inc., as is recorded in Miscellaneous Book 124, page 489, of the Webster County Clerk’s Office and in Corporation Book 7, page 155 of the Union County Clerk’s Office.

By Certificate of Amendment of Certificate of Incorporation as verified by a Certification of the Delaware Secretary of State, Costain Coal, Inc., a Delaware corporation, changed its name to Lodestar Energy, Inc., effective July 21, 1997. This Certification is recorded in Miscellaneous Book 122, page 194, and re-recorded in Miscellaneous Book 124, page 488, of the Webster County Clerk’s Office and in Corporation Book 6, page 155, in the Union County Clerk’s Office.

AND BEING part of the same property conveyed to Alcoa Fuels, Inc. by Lodestar Energy, Inc., by William D. Bishop, its Chapter 7 Bankruptcy Trustee, by Correction and Confirmation Deed dated October 30, 2005, but effective August 21, 2003, of record in Deed Book 258, page 404, in the Office of the Webster County Clerk, and in Deed Book 320, page 344, in the Office of the Union County Clerk.

See also Quitclaim Deed of Conveyance between Alcoa Fuels, Inc. and Dyson Creek Coal Company, LLC, dated October 25, 2005, of record in Deed Book 320, at Page 560, in the Union County Clerk’s Office, and in Deed Book 258, at Page 483, in the Webster County Clerk’s Office.

See also Quitclaim Deed of Conveyance between Dyson Creek Coal Company, LLC, and Alcoa Fuels, Inc., dated July 23, 2009, of record in Deed Book 336, at Page 157, in the Union County Clerk’s Office, and in Deed Book 272, at Page 398, in the Webster County Clerk’s Office.

EXHIBIT A-3

ALCOA COAL PROPERTIES
(ACQUIRED FROM LODESTAR)

			ORIGINAL
			RECORDING INFORMATION
FILE NUMBER(S)	FILE NAME(S)	ACREAGE	UNION DB/P	WEBSTER DB/P
P-045-00	Nall, J. O.	102.6		180/682
P-080-00 Also See: SRW 274, T. 4	Clements (1/300th); Clements (1/300th); and Fournier (1/540th)	62	257/177 257/180 257/183
P-092-00 Also See: SRW 39, T. 7 (21 ac.)	Woodring Heirs (partial interest)	94.5	260/137
P-103-00	Moore, W. I. Moore	37.5		202/712
P-123-00	Clements, Aaron Clements, Florence Fournier, Timothy	30 30 6 11.6 30 10.1		212/710 214/93 213/562
P-142-00	Young, James E., et ux	2.21		220/260
P-144-00	Lodestar/Cotton (1/4)	11		222/170
P-145-00	Lodestar (Render) (1/4)	11 & 1		225/117
P-146-00	Lodestar (Free Union Church)	1		222/448
P-149-00	Lodestar (Mooney)	6.7		222/772
P-152-00	Lodestar (Brogan)	8.55		224/346 225/672
P-177-00	Clark, Eugene (1/8th)	49		234/602
No “P” #	Blackwell, Mary Taylor, et al	90	245/386
No “P” #	Moore, W. I. Heirs	150		194/467

AND BEING part of the same property conveyed to Alcoa Fuels, Inc. by Lodestar Energy, Inc., by William D. Bishop, its Chapter 7 Bankruptcy Trustee, by Correction and Confirmation Deed dated October 30, 2005, but effective August 21, 2003, of record in Deed Book 258, page 404, in the Office of the Webster County Clerk, and in Deed Book 320, page 344, in the Office of the Union County Clerk.

See also Quitclaim Deed of Conveyance between Alcoa Fuels, Inc. and Dyson Creek Coal Company, LLC, dated October 25, 2005, of record in Deed Book 320, at Page 560, in the Union County Clerk’s Office, and in Deed Book 258, at Page 483, in the Webster County Clerk’s Office.

See also Quitclaim Deed of Conveyance between Dyson Creek Coal Company, LLC, and Alcoa Fuels, Inc., dated July 23, 2009, of record in Deed Book 336, at Page 157, in the Union County Clerk’s Office, and in Deed Book 272, at Page 398, in the Webster County Clerk’s Office.

THERE IS EXCEPTED from Exhibits A-1, A-2 and A-3 that portion of the above-described subject to that unrecorded Coal Mining Lease dated February 1, 1962, by and between Aluminum Company of America and Sentry Royalty Company, as amended.

THERE IS FURTHER EXCEPTED from the Leased Premises that property identified as the Caseyville Dock and conveyed to Alcoa Fuels, Inc. by deed from Dyson Creek Coal Company, LLC, dated July 23, 2009, of record in Deed Book 336, at Page 156, in the Union County Clerk’s Office, and by deed from Dyson Creek Coal Company, LLC, dated July 23, 2009, of record in Deed Book 336, at Page 194, in the Union County Clerk’s Office.

Exhibit B

[legal description or map of General Mining Area]
See separate files.

Exhibit C
Quality

The coal to be supplied hereunder shall be of uniform quality, washed from the Seller’s Wash Plant 2” x 0” crushed, with no intermediate sizes removed or added, and shall have characteristics equal to or better than the following respective characteristics on an “as received” time-based (as defined in Section 6.4 of the Armstrong - Alcoa Fuels Coal Supply Agreement) Weighted Average and per Shipment (as defined in the next paragraph below this table) basis:

Monthly
Weighted                Penalty Limits
Average     Per Shipment    Monthly Average
Moisture                11%            14.0%            11%
Ash                    10.00%        12.00%        10%
Caloric Value                11,200 Btu        11,000 Btu    +/- 11,200 Btu
Sulfur Dioxide*            <6.0#            6.5#            6.0#
Grindabiltiy (Hargrove Index)    48            48
Ash Fusion Temp. (H=W Red)    2,085 deg F        2,085 deg F min

*#SO2 shall be calculated as follows:        % Sulfur, as received x 19,500
Btu/lb., as received

A “Shipment” for purposes of this Quality Section of this Agreement is defined to be a minimum of fifteen hundred (1,500) tons of coal delivered by barge. In the event three (3) consecutive shipments of coal, or four (4) Shipments in a thirty (30) day period, delivered by Seller to Buyer on an “as received” basis have any characteristics for sulfur dioxide, moisture, ash, or calorific value greater than the maximum or less than the minimum limits, as the case may be, for said coal as set forth in the “Per Shipment” column in above table, then the remedies provided in the Armstrong - Alcoa Fuels, Inc. Coal Supply Agreement shall be available to the Parties.